SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):     May  12,  2000


                            Community West Bancshares
                            -------------------------
              (Exact Name of Registrant as Specified in its Charter



       California                   000-23575               77-0446957
----------------------------  -------------------  ----------------------------
(State or Other Jurisdiction    (Commission File          (IRS Employer
of Incorporation)                   Number)            Identification Number


          445 Pine Avenue, Goleta, California,                93117
 ------------------------------------------------------------------------------
      (Address of Principal Executive Offices)              (Zip Code)


                                 (805) 692-1862
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                 5638 Hollister Avenue, Goleta, California 93117
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






                                                           Total No. of Pages: 2
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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

     Pursuant to the requirements of Item 304(a)(1) of Regulation S-K, Community West Bancshares (the "Registrant") is filing this Current Report on Form 8-K to report a change in its independent accountant. The following sets forth the information required by Item 304(a)(1) of Regulation S-K:

     1. Effective May 12, 2000, the Registrant decided not to reappoint Deloitte & Touche LLP, ("Deloitte") as the Registrant's independent accountants.

     2. Deloitte's reports on the Registrant's financial statements for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte's report on its audit of the Registrant's financial statements for the year ended December 31, 1999, included an emphasis of matter paragraph relating to an agreement with the regulators.

     3. The decision not to reappoint Deloitte was approved by the Audit Committee of the Registrant's Board of Directors.

     4. For the fiscal years ended December 31, 1999 and 1998, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report, except that, subsequent to the issuance of the Company's financial statements for fiscal year 1998, which had been audited by Deloitte & Touche, LLP, information came to the attention of the Company that caused it to conclude that those financial statements were, as was subsequently reported in the Company's Form 10-K dated March 31, 1999, materially erroneous in the following respects: (1) the acquisition of Palomar Community Bank in December 1998 which was previously accounted for under the pooling-of-interests method of accounting, should have been accounted for under the purchase method of accounting, (2) the securitization of loans completed in December 1998, which was previously accounted for as a sale should have been accounted for as a secured borrowing with a pledge of collateral, (3) certain costs related to second mortgage loans which were previously capitalized, should have been charged to expense as incurred, (4) the prepayment assumption used to value the I/O strip retained on sales of Title I loans during 1998 was incorrect, (5) certain loan fees which were previously recognized as income when received, should have been deferred and amortized, and (6) the calculation of regulatory capital amounts and ratios as of December 31, 1998 was incorrect. This information caused the Company to disagree with the audited accounting treatment of these matters in its previously issued fiscal year 1998 financial statements. Accordingly, on December 31, 1999, the Company issued restated fiscal year 1998 financial statements that corrected these errors. The Company's Audit Committee discussed the subject matter of these disagreements before authorizing the restated fiscal year 1998 financial statements. The Company hereby authorizes Deloitte & Touche, LLP, to respond fully to the successor accountant concerning the subject matter of each of such disagreements.

          In the subsequent interim period through May 12, 2000, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     5. During the fiscal years ended December 31, 1999 and 1998 and the subsequent Interim period through May 12, 2000, there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K except as follows. In connection with its audit of the Registrant's financial statements for the year ended December 31, 1999, Deloitte communicated to the Registrant the existence of a reportable condition in internal control relating to a lack of depth in accounting department personnel, that if not remedied could adversely affect the Company's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements.

     The Registrant has engaged the firm of Arthur Andersen, LLP ("Andersen") as its independent accountants effective May 15, 2000. During the fiscal years ended December 31, 1999 and 1998, and the subsequent interim period through May 12, 2000 the Registrant did not consult Andersen regarding either:

     (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or

     (2) any matter that was either the subject of a disagreement or a "reportable event" as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

     The Registrant has requested from Deloitte a letter addressed to the Commission which is required pursuant to Item 304(a)(3) of Regulation S-K. Such letter will be furnished as an amendment to this Report.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 15, 2000                         COMMUNITY  WEST  BANCSHARES

                                   By:     /s/  Lynda  Pullon  Radke
                                           -------------------------
                                                Lynda  Pullon  Radke
                                                Senior  Vice  President  and
                                                Chief  Financial  Officer


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